UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported) October 17, 2005
Microfield Group, Inc.
(Exact name of registrant as specified in its charter

Oregon	000-26226	93-0935149

(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

1631 NW Thurman, Suite 200, Portland, OR	97209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (503) 419-3580

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 7.01. REGULATION FD DISCLOSURE
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01(a) Unaudited Pro Forma Condensed Combined Financial Statements of Microfield Group, Inc
Item 9.01(b) Financial Statements of ECI, Inc. for the Years Ended December 31, 2004 and 2003
ENERGYCONNECT, INC. BALANCE SHEETS AS OF DECEMBER 31, 2004 AND 2003
ENERGYCONNECT, INC. STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
ENERGYCONNECT, INC. STATEMENT OF DEFICIENCY IN SHAREHOLDERS’ EQUITY FISCAL YEARS ENDED DECEMBER 31, 2004 AND 2003
ENERGYCONNECT, INC. STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

ITEM 1.01. entry into a material definitive agreement.
     On October 11, 2005, Microfield Group, Inc., an Oregon corporation (“Microfield”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with EnergyConnect, Inc., a Nevada corporation (“ECI”), and Microfield’s wholly owned subsidiary, ECI Acquisition Co. (“Merger Sub”). The merger became effective on October 13, 2005. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, ECI will merge with and into the Merger Sub, with the Merger Sub continuing as the surviving corporation and wholly owned subsidiary of Microfield. The name of the surviving entity is EnergyConnect, Inc., an Oregon corporation.
Merger Agreement
     As a result of the merger, Microfield will issue 27,365,306 shares of its common stock and 19,695,432 common stock purchase warrants exercisable at $2.58 per share to ECI Shareholders, in addition to granting options to purchase shares of common stock of Microfield at $0.32 per share to the ECI option holders in connection with the assumption of the ECI Employee Stock Option Plan, in exchange for all the outstanding shares of ECI.
     The securities issued in connection with the merger were not registered and were issued pursuant to the registration exemption provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).
     Additionally, on October 13, 2005, pursuant to the terms of the Merger Agreement, Rodney M. Boucher, currently the Chief Executive Officer and President of ECI, became the Chief Executive Officer and a director of Microfield, Gene Ameduri, currently the Vice President of ECI, became a director of Microfield, and Robert J. Jesenik and Steven M. Wright resigned as directors of Microfield.
     EnergyConnect, Inc. provides products, technologies, and services that enable commercial buildings to participate in new wholesale electric power markets.
     The description of this transaction is qualified in its entirety by reference to the Agreement and Plan of Merger dated October 11, 2005, which is attached hereto as Exhibit 2.1 and is incorporated in this item 1.01 by reference.
ITEM 7.01. regulation fd disclosure.
     On October 12, 2005, Microfield issued a press release announcing entry into the Agreement and Plan of Merger and its resulting acquisition of ECI. A copy of the press release is attached hereto as Exhibit 99.1.
     The press release furnished as an exhibit to this Form 8-K shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
In our report on Form 8-K filed October 17, 2005, no financial information was provided for ECI. In this report on Form 8-K/A we are providing the following financial information:
(a)	Unaudited Pro Forma Condensed Combined Financial Statements of Microfield Group, Inc. giving effect to the acquisition of ECI.

(b)	Audited Financial Statements of ECI as of December 31, 2004 and December 31, 2003 and for the years then ended.

(c)	Unaudited Interim Financial Statements of ECI as of and for the nine-month periods ended September 30, 2005 and September 30, 2004.

(d)	Exhibits

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended January 1, 2005 for Microfield Group, Inc., and for the year ended December 31, 2004 for ECI

					Pro Forma
	Microfield		Pro Forma		Balances
	Group	ECI	Adjustments	Reference	(unaudited)

Sales	$36,466,618	$75,594			$36,542,212
Cost of sales	30,334,987				30,334,987

Gross profit	6,131,631	75,549			6,207,225

Operating expenses:
Sales, general and administrative	9,748,188	938,565			10,686,753
Write-off of impaired intangible assets	376,000				376,000
Loss on lease termination	515,000				515,000

Total operating expenses	10,639,188	938,565			11,577,753

Income (loss) from operations	(4,507,557)	(862,971)			(5,370,528)

Other income (expense)	(1,886,333)	(40)			(1,886,333)

Loss from continuing operations	$(6,393,890)	$(863,011)			$(7,256,901)

Basic and diluted net loss per share from continuing operations	$(0.37)				$(0.16)

Weighted average shares used in per share calculations:
Basic and fully diluted	17,340,152		27,365,305		44,705,457

Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended October 1, 2005 for Microfield Group, Inc., and for the nine months ended September 30, 2005 for ECI

					Pro Forma
	Microfield		Pro Forma		Balances
	Group	ECI	Adjustments	Reference	(unaudited)

Sales	$37,991,269	$244,825			$38,236,094
Cost of sales	31,038,688	153,318			31,192,006

Gross profit	6,952,581	91,507			7,044,088

Operating expenses:
Sales, general and administrative expense	5,467,267	1,566,741			7,034,008

Income/(loss) from operations	1,485,314	(1,475,234)			10,080

Other income (expense), net	(1,196,377)	388,309			(808,068)

Income (loss) from continuing operations	$288,937	$(1,086,925)			$(797,988)

Basic and diluted earnings (loss) from continuing operations per share	$0.01				$(0.02)

Weighted average shares used in per share calculations:
Basic and fully diluted	19,209,011		27,365,305		46,574,316

Unaudited Pro Forma Condensed Combined Balance Sheet
As of October 1, 2005 for Microfield Group, Inc.
and as of September 30, 2005 for ECI

			Pro Forma		Pro Forma Balances
	Microfield Group	ECI	Adjustments		(unaudited)
Assets
Current assets
Cash	$1,415,975	$48,997			$1,464,972
Accounts receivable	9,927,075	47,827			9,974,902
Other current assets	4,841,909	21,845			4,863,754

Total current assets	16,184,959	118,669			16,303,628

Equipment, net	458,836	1,449			460,285
Intangibles, net	2,218,306	33,977	$108,127,403	Note 2	110,379,686
Goodwill	8,410,574	—			8,410,574
Other assets	315,002	—			315,002

Total Assets	$27,587,677	$154,095	$108,127,403		$135,869,175

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$8,393,022	$627,215			$9,020,237
Line of credit	4,568,515	117,454			4,685,969
Current portion of notes payable	3,517,308	—			3,517,308
Other current liabilities	7,741,420	189,124			7,930,544

Total current liabilities	24,220,265	933,793			25,154,058

Long term liabilities	1,991,751	226,789			2,218,540

Total liabilities	26,212,016	1,160,582			27,372,598

Shareholders’ Equity (Deficit)
Convertible Series 2 preferred stock, no par value, 10,000,000 shares authorized 6,642,865 shares issued and outstanding	2,765,101				2,765,101
Convertible Series 3 preferred stock, no par value, 10,000,000 shares authorized 3,603 shares issued and outstanding	1,529,138				1,529,138
Convertible Series 4 preferred stock, no par value, 10,000,000 shares authorized 4,392 shares issued and outstanding	1,703,424				1,703,424
Common stock, no par value, 125,000,000 shares authorized, 21,177,468 issued and outstanding as of October 1, 2005.	22,195,411		$107,120,916	Note 2	129,316,327
Common stock warrants	2,389,879				2,389,879
Common stock — 2,500 shares of no par value authorized, 143 shares issued and outstanding at September 30, 2005		1,491,968	(1,491,968)	Note 2	—
Accumulated deficit	(29,207,292)	(2,498,455)	2,498,455	Note 2	(29,207,292)

Shareholders’ Equity (Deficit)	1,375,661	(1,006,487)	108,127,403		108,496,577

Total Liabilities and Shareholders’ Equity (Deficit)	$27,587,677	$154,095	$108,127,403		$135,869,175

The accompanying notes are an integral part of these financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and other risks detailed in our Annual Report on Form 10-KSB for the year ended January 1, 2005 and other reports filed with the Securities Exchange Commission from time to time. Actual results could differ materially from those projected in these forward-looking statements as a result of the risks described above as well as other risk factors set forth in our periodic reports both previously and hereafter filed with the Securities Exchange Commission.
Note 1 – Basis of Presentation
On October 13, 2005, Microfield completed the acquisition of EnergyConnect, Inc. for 27,365,205 shares of Microfield common stock valued at approximately $64,035,000, 19,695,432 warrants to purchase Microfield’s common stock valued at $36,119,000, and 3,260,940 options to purchase Microfield common stock valued at $6,770,000. The total purchase price not including direct acquisition costs of approximately $197,000 was $106,924,000.
The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed combined financial statements. Under this method of accounting, the purchase consideration is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being recorded as goodwill. For the purposes of pro forma adjustments, Microfield has followed Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.”
The unaudited pro forma condensed combined statements of operations are presented combining Microfield’s condensed consolidated statement of operations for the year ended January 1, 2005 and Microfield’s unaudited condensed statement of operations for the nine months ended October 1, 2005 with ECI’s statements of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005 assuming the transaction occurred on January 1, 2004. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if the transaction had taken place on September 30, 2005 and combines Microfield’s unaudited October 1, 2005 condensed balance sheet amounts with ECI’s unaudited balance sheet as of September 30, 2005. These pro forma statements are based on such condensed financial statements after giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments described below. The pro forma information does not purport to be indicative of the results, which would have been reported if the purchase had been in effect for the periods presented or which may result in the future.
There are no significant differences between the accounting policies of Microfield and ECI.
Note 2 – Pro forma purchase price adjustments
Pursuant to the Merger Agreement, the shareholders of ECI, in total received 27,365,305 shares of Microfield common stock, 19,695,432 warrants to purchase Microfield common stock, and 3,260,940 stock options to purchase Microfield common stock. For purposes of the unaudited pro forma condensed combined financial statements, the fair value of the Company’s common stock issued as a part of the acquisition was determined based on the average price of the Company’s common stock for several days before the acquisition of ECI.
The components of the purchase price were as follows:

Common stock	$64,034,814
Warrants	36,119,391
Stock options	6,769,711
Direct acquisition costs	197,000

Total	$107,120,916

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management’s best estimates. The total purchase price was allocated to the assets and liabilities acquired as follows:

Cash and other current assets	$118,669
Equipment and other assets	35,426
Goodwill and other intangible assets	108,127,403
Current liabilities	(1,160,582)

Total purchase price	$107,120,916

Goodwill and other intangible assets of $108,127,403 represent the excess of the purchase price over the fair value of the net tangible assets acquired. The Company has hired an independent firm to assist in allocating the excess purchase price to the intangible assets and goodwill as appropriate. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually.
This transaction had no effect on the Company’s earnings at the date of acquisition as the assets and liabilities were acquired at the same cost bases for which they were listed in the previous ECI financial statements, except for goodwill and other intangible assets which were recorded at the excess of the purchase price over the net assets. There were no assets that were required to be written down at the acquisition date and no material amount of assets that required a regular recurring expense to be charged against the company’s earnings.
As part of its preparation for the audit of the Company for the year ended December 31, 2005, the Company will carefully evaluate the potential impairment of goodwill recorded at the acquisition date as required by Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Intangible Assets.”

INDEX TO ENERGYCONNECT, INC. FINANCIAL STATEMENTS

Item 9.01(b) Financial Statements of ECI, Inc. for the Years Ended December 31, 2004 and 2003:
Report of registered independent certified public accounting firm
Balance Sheets at December 31, 2004 and 2003
Statements of Operations for the years ended December 31, 2004 and 2003
Statement of Changes in Shareholders’ Equity (Deficit) for the years ended December 31, 2004 and 2003
Statements of Cash Flows for the years ended December 31, 2004 and 2003
Notes to Financial Statements

Item 9.01(c) Unaudited Interim Financial Statements of ECI, Inc. for the Nine Months Ended September 30, 2005 and 2004:
Condensed Balance Sheets at September 30, 2005 and September 30, 2004
Condensed Statements of Operations for the nine months ended September 30, 2005 and September 30, 2004
Condensed Statement of Cash Flows for the nine months ended September 30, 2005 and September 30, 2004
Notes to Unaudited Interim Financial Statements

Item 9.01(b) Financial Statements of ECI, Inc. for the Years Ended December 31, 2004 and 2003
RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Certified Public Accountants
REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM
Board of Directors
EnergyConnect, Inc.
San Jose, California
     We have audited the accompanying balance sheets of EnergyConnect, Inc. as of December 31, 2004 and 2003 and the related statements of operations, deficiency in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based upon our audit.
     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnergyConnect, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note 2 to the accompanying consolidated financial statements, the Company has suffered recurring losses and is experiencing difficulty in generating sufficient cash flow to meet it obligations and sustain its operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
          Russell Bedford Stefanou Mirchandani LLP
          Certified Public Accountants
McLean, Virginia
September 15, 2005

ENERGYCONNECT, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2004 AND 2003

	December 31, 2004	December 31, 2003
Current assets:
Cash and cash equivalents	$10,814	$6,087
Other current assets	14,689	4,466

Total current assets	25,503	10,553
Property and equipment, net of accumulated depreciation of $22,701 and $16,399 at December 31,2004 and 2003 ,respectively (Note 4)	4,185	116
Intangible assets, net of accumulated amortization of $104 and $0 at December 31,2004 and 2003, respectively (Note 5)	3,006	—

Total assets	$32,694	$10,669

Current liabilities:
Accounts payable	$181,378	$1,625
Accrued payroll and taxes	413,532	280,000
Bank line of credit (Note 6)	100,412	—
Note payable (Note 11)	200,000	—
Other current liabilities-related parties (Note 8)	128,355	118,256

Total current liabilities	1,023,677	399,881

Long-term liabilities:
Loans payable-related parties (Note 8)	280,240	19,000

Total long-term liabilities	280,240	19,000

Commitments and contingencies (Note 12)	—	—
Deficiency in stockholders’ equity:
Common stock, no par value, 2,500 shares authorized, 143 and 141 shares issued and outstanding at December 31, 2004 and 2003, respectively (Note 10)	425,322	350,307
Common stock subscription (Note 10)	(285,015)	(210,000)
Accumulated deficit	(1,411,530)	(548,519)

Total deficiency in stockholders’ equity	(1,271,223)	(408,212)

Total liabilities and deficiency in stockholders’ equity	$32,694	$10,669

The accompanying notes are an integral part of these financial statements.

ENERGYCONNECT, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	December 31,	December 31,
	2004	2003
Sales	$75,594	$—
Operating expenses:
Sales, general and administrative	938,565	261,908

Loss from operations	(862,971)	(261,908)

Interest income (expense), net	(40)	4,466

Loss before provision for income taxes	(863,011)	(257,442)
Provision for income taxes	—	—

Net loss	$(863,011)	$(257,442)

Basic and diluted net loss per share	$(6,078)	$(2,163)

Weighted average shares used in per share calculations:
Basic and diluted	142	119

The accompanying notes are an integral part of these financial statements.

ENERGYCONNECT, INC.
STATEMENT OF DEFICIENCY IN SHAREHOLDERS’ EQUITY
FISCAL YEARS ENDED DECEMBER 31, 2004 AND 2003

	Shares	Amount	Subscription Receivable	Accumulated Deficit	Total Shareholders’ Equity(Deficit)

Balance December 31, 2002	100	$140,307	$—	$(291,077)	$(150,770)
Common stock issued in exchange for note receivable	40	200,000	(200,000)	—	—
Common stock subscribed	1	10,000	(10,000)	—	—
Net loss	—	—	—	(257,442)	(257,442)

Balance December 31, 2003	141	$350,307	$(210,000)	(548,519)	$(408,212)
Common stock subscribed	2	75,015	(75,015)	—	—
Net loss	—	—	—	(863,011)	(863,011)

Balance December 31, 2004	143	$425,322	$(285,015)	$(1,411,530)	$(1,271,223)

The accompanying notes are an integral part of these financial statements.

ENERGYCONNECT, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

	December 31, 2004	December 31, 2003
Cash flows from operating activities:
Net loss	$(863,011)	$(257,442)
Adjustments to reconcile net loss to net cash used in operating activities Depreciation and amortization (Note 4 and 5)	6,406	765
Changes in current assets and liabilities:
Other current assets	(10,223)	(4,466)
Accounts payable	313,086	158,293
Other current liabilities	10,298	80,882

Net cash used in operating activities	(543,444)	(21,968)

Cash flows from investing activities Purchase of intangibles (Note 5)	(3,110)	—
Purchases of property and equipment (Note 4)	(10,371)	—

Net cash used in investing activities	(13,481)	—

Cash flows from financing activities:
Proceeds from note payable (Note 11)	200,000	—
Loan from shareholder, net	261,240	19,000
Borrowing on line of credit (Note 6)	100,412	—

Net cash provided by financing activities	561,652	19,000

Net increase (decrease) in cash and cash equivalents	4,727	(2,968)
Cash and cash equivalents, beginning of year	6,087	9,055

Cash and cash equivalents, end of year	$10,814	$6,087

Supplemental Disclosures of Cash Flow Information:
Interest paid in cash	$—	$—
Taxes paid in cash	$—	$—
The accompanying notes are an integral part of these financial statements.

ENERGYCONNECT, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003
1. Description of the Business
EnergyConnect, Inc. (the “Company”) provides technologies and services to enable commercial buildings to participate in new wholesale electric power markets. Building operational flexibility is modeled and controlled to supply needed products and services to the electric grid. EnergyConnect collects payment for these products and services and shares payments with participating buildings.
The Company was incorporated in March 1998 as a Nevada Corporation. The Company’s headquarters are located in San Jose, California.
2. Liquidity Matters
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the years ended December 31, 2004 and 2003, the Company incurred net losses of $863,011 and $257,442, respectively. The Company’s current liabilities exceeded its current assets by $998,174 as of December 31, 2004. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.
The Company’s existence is dependent upon management’s ability to develop revenues and profitable operations. Management has been focused on developing software which when in use will generate a customer base and initial revenues. While the Company anticipates these efforts will result in initial revenues toward the third quarter of 2005, recurring losses and liquidity issues raise doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
By raising funds to sustain the company until revenues are sufficient to support operations, management believes it will have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, the Company is not successful in generating sufficient capital resources, on terms acceptable to them, this could have a material adverse effect on the Company’s business, results of operations, liquidity and financial condition. Investment capital or debt facilities may be difficult to obtain. There can be no assurance that additional capital will be available or, if available, will be at terms acceptable to the Company.
3. Summary of Significant Accounting Policies
     Fiscal Year
The Company’s fiscal year is the twelve month period ending on the last day of December. The Company’s current fiscal year is the twelve month period ending December 31, 2004. The Company’s last fiscal year was the twelve month period ended December 31, 2003.

     Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are primarily maintained at one financial institution.
     Fair Value of Financial Instruments
The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the relative short maturities of these instruments. The carrying value of debt, derivatives and the liability for warrant settlement are recorded at the estimated fair value of these instruments.
     Advertising Costs
The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred no advertising costs in either period.
     Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of computer equipment and software is computed using straight line or accelerated declining balance method over the estimated useful lives of the assets. Estimated lives of three to five years are used for computer equipment and software.
     Concentrations
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. At December 31, 2004 and 2003 there was no outstanding trade accounts receivable. The Company performs limited credit evaluations of its customers, does not require collateral on accounts receivable balances. The Company has not experienced material credit losses for the periods presented.
     Revenue and Cost Recognition
For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition In Financial Statements (“SAB101”).
SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the

Company and the customer jointly determine that the product has been delivered or no refund will be required.
SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s consolidated financial position and results of operations was not significant.
     Impairment of Long-lived Assets
The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.
The Company’s long lived assets include developed software and a patent. While they have not been completed and amortization has not started, these assets will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Determination of recoverability is based on an estimate of discounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model.
     Income Taxes
The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date. Due to recurring losses, there has been no provision for income taxes in the periods presented.
     Computation of Net Income (Loss) per Share
Basic earnings (loss) per common share are computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents, which include convertible preferred shares, options and warrants and the weighted-average number of common shares outstanding during the period. During the year ended December 31, 2004 and 2003, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.
     Comprehensive Income

Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.
The Company has no items of other comprehensive income or expense. Accordingly, the Company’s comprehensive loss and net loss are the same for all periods presented.
     Use of Estimates
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company evaluates, on an on-going basis, its estimates and judgments, including those related to revenue recognition, bad debts, impairment of goodwill and intangible assets, income taxes, contingencies and litigation. Its estimates are based on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
     Research and Development
The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no research and product development costs for the year ended December 31, 2004 and 2003.
     Stock Based Compensation
In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2004 and 2003 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company has no awards of stock-based employee compensation outstanding at December 31, 2004 and 2003.

Reclassification
Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.
     Recent Accounting Pronouncements
SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board (“FASB”) issued its exposure draft, “Share-Based Payments”, which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for small business issuers for annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.
SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
SFAS 152. In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

FIN 47. In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, “Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143,” which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than its last quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial position, results of operations or cash flows.
SFAS 154. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.
4. Property and Equipment
Property and equipment consist of the following:

	December 31,	December 31,
	2004	2003
Computer hardware and software	$26,886	$16,515

Less accumulated depreciation and amortization	(22,701)	(16,399)

	$4,185	$116

Depreciation expense included as a charge to income was $6,302 and $765 for the years ended December 31, 2004 and 2003, respectively.
5. Intangible Assets
The costs and accumulated amortization of intangible assets at December 31, 2004 and 2003, are summarized as follows:

	2004	2003
Patent	$3,110	$—

Less: accumulated amortization	(104)	—

Intangible assets, net	$3,006	$—

Amortization expense included as a charge to income was $104 and $0 for the years ended December 31, 2004 and 2003, respectively.
6. Debt
Operating Line of Credit
As of December 31, 2004, the Company has a $120,000 credit facility, which expires on March 1, 2006. Borrowings under the line of credit are due on demand, bear interest payable monthly at prime plus 3.75% and are unsecured. The Company had available borrowing capacity at December 31, 2004 of approximately $20,000. As of December 31, 2004, borrowings of $100,412 were outstanding under the facility. The Company was in compliance with the terms of the borrowing facility at December 31, 2004.
7. Income Taxes

The provision for income taxes for the years ended December 31, 2004 and 2003 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to changes in the valuation allowance to fully reserve net deferred tax assets.
As of December 31, 2004 and 2003, EnergyConnect had deferred tax assets primarily consisting of its net operating loss carryforwards. However, because of cumulative losses in several consecutive years, the Company has recorded a full valuation allowance such that its net deferred tax asset is zero. The tax benefit recorded at the statutory rate in EnergyConnect’s pre-tax loss in fiscal years 2004 and 2003 would have been approximately $345,000 and $103,000, respectively. However, because of recognition of a full valuation allowance the effective tax rate for the Company was zero in both 2004 and 2003.
At December 31, 2004, the Company had available net operating loss carryforwards of approximately $1,411,000 for federal income tax purposes. Such carryforwards may be used to reduce consolidated taxable income, if any, in future years through their expiration in 2005 to 2024 subject to limitations of Section 382 of the Internal Revenue Code, as amended.
8. Related Party Transactions
The following table lists the amounts due to certain shareholders at December 31, 2004 and 2003. The amounts payable to these shareholders and employees represent costs incurred by the listed persons in the performance of their duties on behalf of the Company. The short-term payables are payable on demand and non-interest bearing. No formal repayment terms and arrangement terms exist. Long-term payables bear interest at 10% per annum and the shareholder agreed not to demand payments from the Company within twelve months from December 31, 2004.

	December 31, 2004	December 31, 2003
Short term payables:
Gene Ameduri	$30,651	$15,461
Rodney Boucher	—	39,347
Vincent Cushing	97,704	63,448

Total current payables	128,355	118,256

Long term payables:
Rodney Boucher	280,240	19,000

Total long term payables	$280,240	$19,000

In July 2003, the Company entered into an agreement with Gene Ameduri in which he received 40 shares of the Company’s common stock in exchange for a note receivable in the amount of $200,000. The note accrues interest at 5% per annum and is due to the Company in minimum installments of $5,000, corresponding with each of the Company’s qualifying payroll periods beginning on January 1, 2005 (see Note 10 and 13).
9. Business Concentration
During the year ended December 31, 2004, approximately $69,000, or 91%, of total revenues were derived from one major customer.
10. Capital Stock
The Company is authorized to issue 2,500 shares of common stock. The common stock has no par value. The Company has 143 and 141 shares of common stock issued and outstanding at December 31, 2004 and 2003, respectively.
On July 14, 2003, the Company entered into an agreement with an officer in which he received 40 shares of the Company’s common stock in exchange for a note receivable in the amount of $200,000. The note accrues interest at 5% per annum and is due to the Company in minimum installments of $5,000, corresponding with each of the Company’s qualifying payroll periods beginning on January 1, 2005 (see Note 13). On December 12, 2003, an investor subscribed one share of the Company’s common stock in the amount of $10,000. The Company did not receive the proceeds in payment for that stock purchase until May 2005.
During the year ended December 31, 2004, the Company issued 2 shares of common stock to an investor in exchange for $75,015 of proceeds, net of costs and fees. The Company did not receive the proceeds in payment for that stock purchase until February 2005.
In instances where investors purchase stock, and proceeds are not received by the Company in the reporting period, the Company accounts for the shares subscribed as common stock subscription receivable, and those amounts are offset against equity. At December 31, 2004 and 2003, the company had stock subscriptions receivable of $285,015 and $210,000, respectively.
11. Notes Payable to Microfield
In April 2004, the Company entered into a Letter Agreement under which it received $200,000 from Microfield Group, Inc. (Microfield). The Letter Agreement provides for a subsidiary of Microfield, Christenson Velagio, Inc. (CVI) to provide construction and construction related services to the Company. It also provides for the company to receive up to an additional $400,000, if a certain level of purchase orders is issued by the company to CVI. The Letter Agreement terminated on July 31, 2004. The note was converted to 5 shares of the Company’s common stock in March 2005.
12. Commitments and Contingencies
Consulting Agreement
The Company has various consulting agreements with outside contractors to provide business development and consultation services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such agreement by written notice.
Litigation
The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material adverse effect on its financial position, results of operations or liquidity.
13. Subsequent Events
In September 2005, the $200,000 note receivable and related interest receivable from the Company’s officer, in connection with issuance of 40 shares of common stock during the year ended December 31, 2003 (Note 10), was eliminated in exchange for return of 2 shares of the Company’s common stock held by that officer, and offset against amounts owed to that officer for un-reimbursed business expenses in the amount of approximately $40,000. The Company and the Company’s officers determined the return of 2 shares based upon the fair value of Company’s common stock in August 2005, which approximately $100,000 per share.

Item 9,01(c) Unaudited Interim Financial Statements of ECI, Inc. for the Nine Months Ended September 30, 2005 and 2004:
EnergyConnect, Inc.
Condensed Balance Sheets
As of September 30, 2005 and December 31, 2004

	As of	As of
	September 30,	December 31,
	2005	2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,997	$10,814
Accounts receivable	47,827	—
Other current assets	21,845	14,689

Total current assets	118,669	25,503

Property and equipment, net	1,449	4,185
Other assets	33,977	3,006

Total Assets	$154,095	$32,694

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$627,215	$181,378
Accrued Payroll and Taxes	—	413,532
Note payable	—	200,000
Line of credit	117,454	100,412
Other current liabilities	189,124	128,355

Total current liabilities	933,793	1,023,677

Long term portion of notes payable	226,789	280,240

Total liabilities	1,160,582	1,303,917

Commitments and contingencies	—	—

Shareholders’ deficit:
Common stock, no par value, 2,500 shares authorized, 143 shares issued and outstanding at September 30, 2005 and December 31, 2004	1,491,968	425,322
Common Stock Subscription	—	(285,015)
Accumulated deficit	(2,498,455)	(1,411,530)

Total shareholders’ equity (deficit)	(1,006,487)	(1,271,223)

Total liabilities and shareholders’ equity (deficit)	$154,095	$32,694

The accompanying notes are an integral part of the unaudited condensed financial statements.

EnergyConnect, Inc.
Condensed Statements of Operations
For the nine months ended September 30, 2005 and 2004

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2005	2004
	(Unaudited)	(Unaudited)
Sales	$244,825	$52,314
Cost of sales	153,318	12,750

Gross profit	91,507	39,564

Operating expenses:
Sales, general and administrative expense	1,566,741	696,518

Loss from operations	(1,475,234)	(656,954)

Other income (expense), net	388,309	(6,894)

Net Loss	$(1,086,925)	$(663,848)

The accompanying notes are an integral part of the unaudited condensed financial statements.

EnergyConnect, Inc.
Condensed Statements of Cash Flows
For the nine months ended September 30, 2005 and 2004

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2005	2004
	(Unaudited)	(Unaudited)
Cash flows from operating activities:

Net cash used in operating activities	$(1,231,792)	$(442,413)
Net cash used in investing activities	(28,235)	(7,840)
Net cash provided by financing activities	1,298,210	445,180

Net increase (decrease) in cash and cash equivalents	38,183	(5,073)

Cash and cash equivalents, beginning of period	10,814	6,087

Cash and cash equivalents, end of period	$48,997	$1,014

The accompanying notes are an integral part of the unaudited condensed financial statements.

ENERGYCONNECT, INC.
NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004
(UNAUDITED)
1. Description of the Business
EnergyConnect, Inc. (the “Company”) provides technologies and services to enable commercial buildings to participate in new wholesale electric power markets. Building operational flexibility is modeled and controlled to supply needed products and services to the electric grid. EnergyConnect collects payment for these products and services and shares payments with participating buildings.
The Company was incorporated in March 1998 as a Nevada Corporation. The Company’s headquarters are located in San Jose, California.
2. Liquidity Matters
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements during the nine months ended September 30, 2005 and 2004, the Company incurred net losses of $1,087,000 and $664,000, respectively. The Company’s current liabilities exceeded its current assets by $815,000 as of September 30, 2005. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.
The Company’s existence is dependent upon management’s ability to develop revenues and profitable operations. Management has been focused on developing software which when in use will generate a customer base and initial revenues. While the Company recorded initial revenues from the deployment of this software during the third quarter of 2005, recurring losses and liquidity issues raise doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
By raising funds to sustain the company until revenues are sufficient to support operations, management believes it will have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, the Company is not successful in generating sufficient capital resources, on terms acceptable to them, this could have a material adverse effect on the Company’s business, results of operations, liquidity and financial condition. Investment capital or debt facilities may be difficult to obtain. There can be no assurance that additional capital will be available or, if available, will be at terms acceptable to the Company.
3. Summary of Significant Accounting Policies
     General
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the nine- month periods ended September 30, 2005 and 2004, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited condensed financial statements should be read in conjunction with the December 31, 2004 financial statements and footnotes included herein.
     Fiscal Year
The Company’s fiscal year is the twelve month period ending on the last day of December. The Company’s current fiscal year is the twelve month period ending December 31, 2005. The Company’s last fiscal year was the twelve month period ended December 31, 2004. The Company’s third fiscal quarters in fiscal 2005 and 2004 were the three month periods ended September 30, 2005 and 2004, respectively.
     Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are primarily maintained at one financial institution.
     Fair Value of Financial Instruments
The carrying value of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are carried at cost, which approximates fair value due to the relative short maturities of these instruments. The carrying value of debt, derivatives and the liability for warrant settlement are recorded at the estimated fair value of these instruments.
     Advertising Costs
The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred no advertising costs in either period.
     Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of computer equipment and software is computed using straight line or accelerated declining balance method over the estimated useful lives of the assets. Estimated lives of three to five years are used for computer equipment and software.
     Concentrations
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. At September 30, 2005 there was one customer that comprised the majority of the outstanding trade receivable balance. At September 30, 2004 there was no outstanding trade accounts receivable. The Company performs limited credit evaluations of its customers, does not require collateral on accounts receivable balances. The Company has not experienced material credit losses for the periods presented.

     Revenue and Cost Recognition
For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition In Financial Statements (“SAB101”).
SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.
SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company’s consolidated financial position and results of operations was not significant.
     Impairment of Long-lived Assets
The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.
The Company’s long lived assets include developed software and a patent. While they have not been completed and amortization has not started, these assets will be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Determination of recoverability is based on an estimate of discounted future cash flows resulting from the use of the asset and its eventual disposition. Measurement of an impairment loss for long-lived assets that management expects to hold and use is based on the fair value of the asset as estimated using a discounted cash flow model.
     Income Taxes
The Company accounts for income taxes using the asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in operations in the period that includes the enactment date. Due to recurring losses, there has been no provision for income taxes in the periods presented.

     Computation of Net Income (Loss) per Share
Basic earnings (loss) per common share are computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per common share is computed using the combination of dilutive common share equivalents, which include convertible preferred shares, options and warrants and the weighted-average number of common shares outstanding during the period. During the nine months ended September 30, 2005 and 2004, common stock equivalents are not considered in the calculation of the weighted average number of common shares outstanding because they would be anti-dilutive, thereby decreasing the net loss per common share.
     Comprehensive Income
Statement of Financial Accounting Standards No. 130 (“SFAS 130”), “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.
The Company has no items of other comprehensive income or expense. Accordingly, the Company’s comprehensive loss and net loss are the same for all periods presented.
     Use of Estimates
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company evaluates, on an on-going basis, its estimates and judgments, including those related to revenue recognition, bad debts, impairment of goodwill and intangible assets, income taxes, contingencies and litigation. Its estimates are based on historical experience and assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
     Research and Development
The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 2 (“SFAS 2”), “Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred no research and product development costs in the nine months ended September 30, 2005 and 2004.
     Stock Based Compensation
In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123,

“Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended December 31, 2004 and 2003 and will adopt the interim disclosure provisions for its financial reports for the subsequent periods. The Company had no awards of stock-based employee compensation outstanding at September 30, 2005 and 2004.
Reclassification
Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.
     Recent Accounting Pronouncements
SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board (“FASB”) issued its exposure draft, “Share-Based Payments”, which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for small business issuers for annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.
SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs— an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “. . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
SFAS 152. In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The

Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (“ SFAS 153”). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.
SFAS 154. In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3.” SFAS 154 requires retrospective application to prior periods’ financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.
4. Debt.
As of September 30, 2005, the Company has a $120,000 credit facility, which expires on March 1, 2006. Borrowings under the line of credit are due on demand, bear interest payable monthly at prime plus 3.75% and are unsecured. The Company had $2,546 borrowing capacity at September 30, 2005. As of September 30, 2005 and December 31, 2004, borrowings of $117,454 and $100,412, respectively, were outstanding under the facility. The Company was in compliance with the terms of the borrowing facility at September 30, 2005.
5. Related Party Transactions
The following table lists the amounts due to certain shareholders at September 30, 2005 and December 31, 2004. The amounts payable to these shareholders and employees represent costs incurred by the listed persons in the performance of their duties on behalf of the Company.

	September 30, 2005	December 31, 2004
Short term payables:
Gene Ameduri	$42,000	$30,651
Rodney Boucher	67,000	—
Vincent Cushing	80,124	97,704

Total current payables	189,124	128,355

Long term payables:
Rodney Boucher	226,789	280,240

	$226,789	$280,240

At December 31, 2004 the Company had a liability of $413,333 on its balance sheet representing deferred compensation owed to Vincent Cushing for the years 2002, 2003 and 2004. Mr. Cushing owns a minority interest in the Company. During the nine months ended September 30, 2005 this liability was settled with Mr. Cushing forgiving the entire debt amount. Accordingly, this $413,333 is classified as forgiveness of debt and is accounted for as other income included in the condensed statement of operations.

6. Capital Stock
The Company is authorized to issue 2,500 shares of common stock. The common stock has no par value. The Company has 143 shares of common stock issued and outstanding at September 30, 2005 and December 31, 2004.
7. Subsequent Events
On October 13, 2005, the Company’s shareholders entered into an agreement to sell all the outstanding shares of EnergyConnect, Inc. in exchange for 27,365,305 shares of Microfield Group, Inc. common stock at $2.34 per common share, issuance of 19,695,432 warrants to purchase the Company’s common shares at $2.58 per share, and issuance of 3,260,940 options to purchase the company’s common stock at $0.32 per share. The transaction was valued at approximately $107 million. As a result of the transaction, ECI is a wholly-owned subsidiary of Microfield Group, Inc.

     9.01 (d) Exhibits.
*	2.1 Agreement and Plan of Merger.

*	99.1 Press Release dated July 20, 2005 announcing acquisition.
*	Incorporated by reference to registrant’s Form 8-K filed on October 17, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 30, 2006.

Microfield Group, Inc.
/s/ A. Mark Walter
A. Mark Walter, President